UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): September 19, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SECTION 5 – Corporate Governance and Management
ITEM 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors (the “Board”) of Phoenix Technologies Ltd. (the “Company”) has amended the bylaws of the Company (the “Bylaws”), effective September 19, 2007 as described below.
1. Majority Voting for Director Elections.
Article I, Section 2 of the Bylaws has been replaced in its entirely with the following provision, which provides that in uncontested elections, directors shall be elected by a majority of the votes cast with respect to such director:
“An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the corporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. The Nominating and Corporate Governance Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.”
Article I, Section 2 of the Bylaws previously provided that directors would be elected by the vote of holders of a plurality of the shares entitled to vote on the election of directors, as follows:
“An annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. At such annual meeting, the stockholders shall elect by a plurality vote directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.”
2. Electronic Consent
Article II, Section 7 of the Bylaws has been amended as follows to specifically allow Board members to give consent via electronic transmission to unanimous board actions.
“Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.”
Article II, Section 7 of the Bylaws previously read as follows and did not provide for consent by electronic transmission:
“Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.”
3. Book-entry Shares
The following sentence has been added to the beginning of Article V, Section 1 of the Bylaws to specifically permit the issuance and transfer of uncertificated (“book-entry”) shares of the Company’s stock:
“The shares of the corporation may be certificated or uncertificated, as permitted under Section 158 of the Delaware General Corporation Law.”
The descriptions in this Item 5.03 of the amendments to the Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws of the Company attached as Exhibit 3.1 to this Report.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.
3.1	Amended and Restated Bylaws of Phoenix Technologies Ltd. (amended through September 19, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX
3.1	Amended and Restated Bylaws of Phoenix Technologies Ltd. (amended through September 19, 2007)